Exhibit 99.1

ClearOne, Inc. Reports Fourth Quarter 2022 Financial Results

●	Records GAAP EPS of $0.83 after accounting for one-time legal settlement receivable of $55 million.
●	Delays in manufacturing transition contribute to revenue decrease even as unfulfilled orders keep growing.
●	Overall revenue decreases by 44%
●	Non-GAAP Opex declines by 24%

SALT LAKE CITY, UTAH – March 31, 2023 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three and twelve month periods ended December 31, 2022.

"The continued delays in the transition of our outsourced manufacturing from China to Singapore caused us to lose revenue on our core audio conferencing products. This combined with the decline in video products, especially our professional cameras, contributed to a 44% decline in revenues. The delay in the transition is expected to affect our 2023-Q1 revenues also. However, with our recent legal settlements which have provided us with over $56 million in cash (before paying taxes) and with our new products that are expected to increase our market share due to better interoperability features, we are confident that we will be able to weather these difficult times. We also take comfort in the fact that our unfilled backlog is continuing to increase as we strive to satisfy our customers’ demand" said Derek Graham, CEO of ClearOne.

Recent Highlights

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On January 30, 2023, we introduced the new CHAT® 150 BT group speakerphone with USB and Bluetooth connectivity that enhances the conferencing experience for the ultimate in business class performance. With simple, instant connection to personal computers, mobile devices or Bluetooth-enabled desk phones, the CHAT® 150 BT group speakerphone provides users with an affordable way to upgrade home offices, executive offices, and mid-size meeting rooms with BYOD convenience and superior audio clarity for audio conferences and video meetings.  The CHAT® 150 BT speakerphone also has an audio bridging feature that allows far end conference participants connected via a software conferencing application through USB, local users of the speakerphone, and far end callers on a mobile call connected through Bluetooth to all join the same call and hear each other clearly. Featuring a steerable microphone array with first-mic priority, the CHAT® 150 BT speakerphone intelligently activates the microphone closest to the person speaking, reducing interference from ambient noise. Like all ClearOne microphone products, the CHAT® 150 BT speakerphone is compatible with popular collaboration platforms including Microsoft® Teams, Zoom™, WebEx™, Google® Meet™, and many more. The new BT model retains all the class-leading features of the original CHAT® 150 speakerphone, including Advanced Noise Cancellation, Full Duplex Distributed Echo Cancellation™ and Automatic Level Control algorithms, to ensure highly intelligible, natural audio capture and playback. It also supports NFC tap-to-pair and includes a wired USB connection for compatibility with the full variety of modern devices.

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On January 16, 2023, we introduced UNITE 260 Pro camera, a professional grade 4K Ultra HD camera featuring both a 20X optical zoom and 16X digital zoom that allows users to capture every participant in all meeting, training, and learning environments it is deployed in. Compatible with all popular meeting applications like Microsoft® Teams, Zoom™, WebEx™, and Google® Meet™, the new camera features an AI-based smart face tracking mode that keeps a selected presenter in the frame as they move about the room. Alternatively, the camera’s AI-based auto framing mode always keeps an entire group in perfect view. With dual video outputs HDMI and IP, the UNITE 260 Pro Camera is an excellent choice for a hybrid environment: streaming content while simultaneously showing it live where the presentation is occurring.

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In November 2022, we announced the introduction of UNITE 160, a new camera that offers cutting-edge 4K UHD performance with 12x optical zoom capabilities, remote-controlled mechanical pan and tilt as well as AI-powered smart face tracking and auto framing. This camera is designed to capture all participants in large rooms while enabling automated focus on a moving presenter, making it ideal for larger spaces including board rooms, training centers, conference rooms and classrooms. This new camera offers an integrated AI-based camera tracking solution for rooms that are a fit for ClearOne's single Versa Lite CT and a single camera. This new lower-cost camera tracking configuration eliminates the need for a DSP mixer and a control system.

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In October 2022, we announced the introduction of UNITE 60, a new wide angle 4K USB camera featuring AI-powered smart face and voice tracking, along with electronic PTZ (pan/tilt/zoom) capabilities. With a 120-degree field of view, and a plug-and-play USB 3.0 connection for video, control, and power, the new UNITE® 60 camera is ideally suited for rooms such as executive offices, huddle rooms, or smaller conference rooms. The UNITE 60 camera leverages a wide dynamic range and super-high SNR with advanced 2D and 3D noise reduction to deliver excellent visuals across varied lighting conditions. In addition to the AI auto-tracking feature, the camera can also be controlled via IR remote or UVC protocol. The camera can be paired with a wide variety of microphones and speakers.

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

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Q4 2022 revenue was $4.0 million, compared to $7.2 million in Q4 2021 and $6.3 million in Q3 2022. The decrease in year-over-year revenue as well as in sequential revenue was mainly due to (a) a decline in revenue from video products due to decline in demand and (b) our inability to fulfill the demand for our core audio conferencing and beamforming microphone arrays due to ongoing delays with the transition of our outsourced manufacturing from China to Singapore.

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GAAP gross profit in Q4 2022 was $1.3 million, compared to $2.6 million in each of  Q4 2021 and Q3 2022. GAAP gross profit margin was 31% in Q4 2022, compared to 37% in Q4 2021 and 41% in Q3 2022. Gross Profit margin decreased year over year as well as sequentially mainly due to increase in material costs due to supply chain constraints and increased administration costs as a percentage of revenue partially offset by reduction in inventory obsolescence and freight and tariff costs.

●

Operating expenses in Q4 2022 were $3.9 million, compared to $5.1 million in Q4 2021 and $3.7 million in Q3 2022. Non-GAAP Operating expenses in Q4 2022 were $3.4 million, compared to $4.4 million in Q4 2021 and $3.0 million in Q3 2022. The decrease in year-over-year as well as sequential Non-GAAP Operating expenses was mainly due to the deep-cost cutting measures initiated in 2022 partially offset by an increase in bonuses for executives and other employees.

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GAAP net income in Q4 2022 was $24.0 million, or $0.97 per share, compared to a net loss of $(2.3) million, or $(0.10) per share, in Q4 2021 and a net loss of $1.2 million, or $0.05 per share, in Q3 2022. The change from net loss to net income both year-over-year and sequentially was primarily due to the recognition of a gain of $33.6 million related to the one-time legal settlement receivable of $55 million net of unamortized capitalized legal expenses of $21.4 million. This gain was partially offset by operating loss and provision for income tax.

($ in 000, except per share)	Three months ended December 31,			Year ended December 31,
	2022	2021	Change in % Favorable/(Adverse)	2022	2021	Change in % Favorable/(Adverse)
GAAP
Revenue	$4,021	$7,202	(44)	$25,205	$28,967	(13)
Gross profit	1,264	2,638	(52)	9,457	11,916	(21)
Operating expenses	3,854	5,114	25	16,679	19,411	14
Operating loss	(2,590)	(2,476)	(5)	(7,222)	(7,495)	4
Net income (loss)	24,028	(2,284)	1,152	20,556	(7,694)	367
Diluted income (loss) per share	0.97	(0.10)	1,070	0.83	(0.39)	313
Non-GAAP
Non-GAAP operating expenses	3,358	4,429	24	14,062	16,996	17
Non-GAAP operating loss	(2,092)	(1,788)	(17)	(4,597)	(5,070)	9
Non-GAAP net income (loss)	(2,292)	(1,596)	(44)	(5,165)	(5,269)	2
Non-GAAP Adjusted EBITDA	(2,062)	(1,678)	(23)	(4,383)	(4,660)	6
Non-GAAP diluted income (loss) per share	(0.09)	(0.07)	(29)	(0.19)	(0.27)	30

Balance Sheet Highlights

As of December 31, 2022, cash, cash equivalents and investments were $1.0 million, as compared with $4.1 million as of December 31, 2021. As of December 31, 2022, the Company carried an aggregate debt of $3.9 million on account of senior convertible notes issued in December 2019, and a short-term bridge loan obtained in Q4 2022. The Company’s cash position was strengthened by the receipts in excess of $56 million in the first quarter of 2023 pursuant to legal settlements. The Company also repaid the short-term bridge loan in January 2023.

About ClearOne

ClearOne is a global company that designs, develops, and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability, and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value and the possible outcomes of litigation, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2022 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K, and the Public Filings.

CLEARONE, INC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$984	$1,071
Marketable securities	—	1,790
Legal settlement receivable	55,000	—
Receivables, net of allowance for doubtful accounts of $326	3,603	4,991
Inventories, net	8,961	10,033
Income tax receivable	1,071	7,535
Prepaid expenses and other assets	7,808	4,021
Total current assets	77,427	29,441
Long-term marketable securities	—	1,220
Long-term inventories, net	2,707	3,567
Property and equipment, net	383	744
Operating lease - right of use assets, net	1,047	1,537
Intangibles, net	2,071	25,086
Other assets	115	4,597
Total assets	$83,750	$66,192
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,284	$5,388
Accrued liabilities	3,041	2,549
Deferred product revenue	63	54
Short-term debt	3,732	3,481
Total current liabilities	8,120	11,472
Long-term debt	—	1,535
Operating lease liability	492	1,026
Other long-term liabilities	1,008	655
Total liabilities	9,620	14,688

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 23,955,767 and 22,410,126 shares issued and outstanding	24	22
Additional paid-in capital	74,910	72,795
Accumulated other comprehensive loss	(288)	(241)
Accumulated deficit	(516)	(21,072)
Total shareholders' equity	74,130	51,504
Total liabilities and shareholders' equity	$83,750	$66,192

CLEARONE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Dollars in thousands, except per share values)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenue	$4,021	$7,202	$25,205	$28,967
Cost of goods sold	2,757	4,564	15,748	17,051
Gross profit	1,264	2,638	9,457	11,916

Operating expenses:
Sales and marketing	1,244	1,716	5,517	6,736
Research and product development	984	1,541	4,390	5,794
General and administrative	1,626	1,857	6,772	6,881
Total operating expenses	3,854	5,114	16,679	19,411

Operating loss	(2,590)	(2,476)	(7,222)	(7,495)

Interest expense	(135)	(145)	(420)	(514)
Other income, net	33,597	15	35,102	32

Income (loss) before income taxes	30,872	(2,606)	27,460	(7,977)

Provision for (benefit from) income taxes	6,844	(322)	6,904	(283)

Net income (loss)	$24,028	$(2,284)	$20,556	$(7,694)

Basic weighted average shares outstanding	23,952,590	22,403,408	23,937,962	19,859,817
Diluted weighted average shares outstanding	24,947,851	22,403,408	25,189,147	19,859,817

Basic income (loss) per share	$1.00	$(0.10)	$0.86	$(0.39)
Diluted income (loss) per share	$0.97	$(0.10)	$0.83	$(0.39)

Comprehensive income (loss):
Net income (loss)	24,028	(2,284)	20,556	(7,694)
Unrealized loss on available-for-sale securities, net of tax	—	(15)	(2)	(28)
Change in foreign currency translation adjustment	(22)	(1)	(45)	(27)
Comprehensive income (loss)	24,006	(2,300)	20,509	(7,749)

CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
GAAP operating loss	$(2,590)	$(2,476)	$7,222	$(7,495)
Stock-based compensation	24	37	113	137
Amortization of intangibles	474	651	2,512	2,288
Non-GAAP operating loss	$(2,092)	$(1,788)	$(4,597)	$(5,070)

GAAP net income (loss)	$24,028	$(2,284)	$20,556	$(7,694)
Stock-based compensation	24	37	113	137
Amortization of intangibles	474	651	2,512	2,288
Other income adjustment	(33,623)	—	(35,151)	—
Tax effect	6,805	—	6,805	—
Non-GAAP net income (loss)	$(2,292)	$(1,596)	$(5,165)	$(5,269)

GAAP net income (loss)	$24,028	$(2,284)	$20,556	$(7,694)
Number of shares used in computing GAAP diluted income (loss) per share	24,947,851	22,403,408	25,189,147	19,859,817
GAAP diluted income (loss) per share	$0.97	$(0.10)	$0.83	$(0.39)
Non-GAAP net income (loss)	$(2,292)	$(1,596)	$(5,165)	$(5,269)
Number of shares used in computing Non-GAAP diluted income (loss) per share	24,947,851	22,403,408	25,189,147	19,859,817
Non-GAAP diluted income (loss) per share	$(0.09)	$(0.07)	$(0.19)	$(0.27)

GAAP net income (loss)	$24,028	$(2,284)	$20,556	$(7,694)
Stock-based compensation	24	37	113	137
Interest expense	135	145	420	514
Depreciation	56	95	263	378
Amortization of intangibles	474	651	2,512	2,288
Other income adjustment	(33,623)	—	(35,151)	—
Provision for (benefit from) income taxes	6,844	(322)	6,904	(283)
Non-GAAP Adjusted EBITDA	$(2,062)	$(1,678)	$(4,383)	$(4,660)

Contact:

Narsi Narayanan

385-426-0565

investor_relations@clearone.com

http://investors.clearone.com